FIFTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This fifth amendment (the "Amendment") to the distribution agreement dated as of January 4, 2022, as amended (the "DA"), by and between The RBB Fund, Inc. and Quasar Distributors, LLC (together, the “Parties”) is effective as of June 22, 2026.

WHEREAS, the Parties desire to amend Exhibit A to the DA; and,

WHEREAS, pursuant to Section 18 of the DA, no provisions may be amended or modified in any manner except by a written agreement signed by both Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.	Exhibit A to the DA is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

2.	Except as expressly amended hereby, all the provisions of the DA shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

3.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

QUASAR DISTRIBUTORS, LLC THE RBB FUND, INC.

By:	/s/ Teresa Cowan	By:	/s/ James G. Shaw
	Teresa Cowan, President		James G. Shaw, CFO/COO & Secretary
Date:	6.23.26	Date:	6/23/2026

DISTRIBUTION AGREEMENT

EXHIBIT A

Fund Names

F/m Investments Large Cap Focused Fund

Oakhurst Fixed Income Fund

WPG Partners Select Hedged Fund

Emerald Growth Fund

Emerald Banking & Finance Evolution Fund

SGI Global Equity Fund

SGI U.S. Large Cap Equity Fund

SGI Small Cap Core Fund

Campbell Systematic Macro Fund

Boston Partners Small Cap Value Fund II

Boston Partners All-Cap Value Fund

Boston Partners Long/Short Equity Fund

Boston Partners Long/Short Research Fund

Boston Partners Global Equity Fund

WPG Partners Small Cap Value Diversified Fund

WPG Partners Select Small Cap Value Fund

Aquarius International Fund

Adara Smaller Companies Fund

Abbey Capital Multi-Asset Fund

Abbey Capital Futures Strategy Fund